Ex-99.BG

                                  AMENDMENT #2

         The following is an amendment ("Amendment") to the Global Custody Agreement dated April 16, 1996 (the "Agreement") by and between The Chase Manhattan Bank (formerly known as The Chase Manhattan Bank, N.A.) (the "Bank") and The Vanguard Group, Inc. ("Customer") on behalf of certain of its portfolios listed on Schedule A thereto (individually a "Portfolio" and collectively the "Portfolios"). This Amendment serves to update the names of the Portfolios listed on Schedule A and Amendment #1. Bank and Customer hereby agree that all of the terms and conditions as set forth in the Agreement are hereby incorporated by reference with respect to the Portfolios listed below.

Schedule A and Amendment #1 are hereby amended as follows:

Vanguard World Funds

         Vanguard International Growth Fund

Vanguard Specialized Funds

         Vanguard Gold and Precious Metals Fund

Vanguard Wellington Fund

Vanguard Wellesley Income Fund

Vanguard Tax-Managed Funds

         Vanguard Tax-Managed Growth and Income Fund
         Vanguard Tax-Managed Capital Appreciation Fund
         Vanguard Tax-Managed Balanced Fund

Vanguard Fixed Income Securities Funds
         Vanguard High-Yield Corporate Fund
         Vanguard Long-Term Corporate Fund
         Vanguard GNMA Fund

Vanguard Bond Index Funds

         Vanguard Total Bond Market Index Fund

Vanguard STAR Funds

         Vanguard LifeStrategy Income Fund
         Vanguard LifeStrategy Conservative Growth Fund
         Vanguard LifeStrategy Moderate Growth Fund
         Vanguard LifeStrategy Growth Fund
         Vanguard Developed Markets Index Fund
         Vanguard Institutional Developed Markets Index Fund

AGREED TO as of April 24, 2000 BY:

The Vanguard Group, Inc.                    The Chase Manhattan Bank, N.A.

By:      /S/ RAYMOND J. KLAPINSKY           By:      /S/ JAMES E. CECERE, JR.

Name:    Raymond J. Klapinsky               Name:    James E. Cecere, Jr.

Title:   Managing Director and              Title:   Vice President
         Secretary